UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2020

GUARDANT HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Penobscot Dr.
Redwood City, California 94063
(Address of principal executive offices) (Zip Code)
855-698-8887
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	GH	The Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 12, 2020, the Board of Directors (the “Board”) of Guardant Health, Inc. (the “Company”) increased the number of directors on the Board to seven and appointed Vijaya Gadde as a Class I director of the Company. Ms. Gadde will serve on the Board for a term expiring at the 2022 Annual Meeting of Stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. In connection with her appointment to the Board, Ms. Gadde was also appointed to the compensation committee of the Board.
Ms. Gadde has served as the Chief Legal Officer of Twitter, Inc. since February 2018 and Secretary since August 2013, its General Counsel from August 2013 to February 2018, its head of communications from July 2015 to August 2016 and as its Director, Legal from July 2011 to August 2013. Ms. Gadde serves on the Board of Trustees of NYU Law School and the Board of Directors of Mercy Corps, a global humanitarian aid and development organization, which partners with communities, corporations and governments. Ms. Gadde also co-founded #Angels in 2015, an investment collective focused on funding diverse and ambitious founders pursuing bold ideas. From October 2010 to July 2011, Ms. Gadde served as Senior Director and Associate General Counsel, Corporate, at Juniper Networks, Inc., a provider of network infrastructure products and services. From October 2000 to April 2010, Ms. Gadde was an attorney at Wilson Sonsini Goodrich & Rosati, P.C. Ms. Gadde earned a J.D. from New York University School of Law and a B.S. in industrial and labor relations from Cornell University.
Ms. Gadde will receive the standard compensation paid by the Company to all of its non-employee directors under the Company’s director compensation program. Pursuant to that program, Ms. Gadde received a stock option award and restricted stock unit award, each with a value of $362,500. The per share exercise price of the stock option is $77.09. Each of the stock option award and restricted stock unit award will vest with respect to one-fourth (1/4th) of the shares subject thereto on the first anniversary of Ms. Gadde’s appointment to the Board, and as to the remaining three-fourths (3/4ths) of the shares subject thereto on each monthly anniversary of Ms. Gadde’s appointment to the Board during the three-year period thereafter, subject to continued service through the applicable vesting date.
In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Ms. Gadde, which will require the Company to indemnify her against certain liabilities that may arise as result of her status or service as a director. The description of Ms. Gadde’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Registration Statement on Form S-1/A filed with Securities and Exchange Commission on September 18, 2018 as Exhibit 10.8.
There are no arrangements or understandings between Ms. Gadde and any other person pursuant to which she was selected as a director, nor are there any transactions in which Ms. Gadde has an interest that would be reportable under Item 404(a) of Regulation S-K.
On June 16, 2020, the Company issued a press release announcing Ms. Gadde’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Guardant Health, Inc., dated June 16, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: June 16, 2020
	By:	/s/ John G. Saia
John G. Saia
Senior Vice President, General Counsel and Corporate Secretary